UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2017 (December 13, 2017)

AMERICAN POWER GROUP CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

2503 East Poplar Street

Algona, Iowa 50511

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2017, American Power Group, Inc. (“APG”), a wholly owned subsidiary of American Power Group Corporation, (the “Company”) and Iowa State Bank, entered into a Change of Terms Agreement, pursuant to which the maturity of APG’s $500,000 Revolving Line of Credit was extended from December 18, 2017 to January 18, 2018.

Item 1.02	Termination of a Material Definitive Agreement

On December 13, 2017, M&R Development, Inc. (“M&R”) purported to terminate the June 17, 2009 Exclusive Patent License Agreement between M&R and the Company based on their assertion that the Company is insolvent and that it has not made commercially reasonable efforts to commercialize their dual fuel products. The Company has notified M&R of their disagreement with these assertions and the termination and of their intent to continue marketing their dual fuel products pursuant to the terms of the license agreement while the Company and M&R utilize the dispute resolution provisions provided for in the agreement.

Item 3.01	Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 18, 2017, the Company was notified by the OTC Markets Group that the bid price of the Company’s common stock had closed below $0.01 for more than 30 consecutive calendar days and no longer met the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards, Section 2.3(2). The Company was granted a 90 calendar day cure period during which the minimum closing bid price for the Company’s common stock needed to be $.01 or greater for ten consecutive trading days in order to continue trading on the OTCQB marketplace. On December 19, 2017, the Company’s common stock was removed from the OTCQB and has been moved to the OTCPINK.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Change in Terms Agreement, dated as of December 15, 2017, among American Power Group, Inc. and Iowa State Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Executive Officer

Date: December 20, 2017